Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	January 18, 2024		574-235-2000

1st Source Corporation Reports Record Annual Earnings,
Cash Dividend Declared, History of Increased Dividends Continues
FULL YEAR AND QUARTERLY HIGHLIGHTS
•Net income was a record $124.93 million for the year of 2023, up 3.67% from 2022 and was $28.43 million for the fourth quarter of 2023, down 13.69% from the previous quarter and down 8.49% from the fourth quarter of 2022. Diluted net income per common share was a record $5.03 for the year of 2023, up 3.93% from 2022 and was $1.15 for the fourth quarter of 2023, down 12.88% from the previous quarter and down 8.00% from the prior year’s fourth quarter due primarily to repositioning of the investment securities portfolio and a contribution to the 1st Source Foundation as described below.
•Cash dividend of $0.34 per common share was approved, up 6.25% from the cash dividend declared a year ago.
•Average loans and leases grew $637.16 million in 2023, up 11.45% from 2022 and grew $141.98 million during the fourth quarter, up 2.27% (9.08% annualized growth) from the previous quarter.
•Tax-equivalent net interest margin was 3.51% for 2023, up six basis points from 2022 and was 3.51% for the fourth quarter of 2023, up five basis points from the prior quarter and down 18 basis points from the fourth quarter of 2022.
•During the fourth quarter, repositioning of the investment securities portfolio resulted in losses of $2.88 million on the sale of available-for-sale securities. Approximately $40 million of securities with an average yield of 1.10% were sold and used to purchase approximately $40 million of securities with an average yield of 4.80%.
•Charitable contribution of $1 million was made to the 1st Source Foundation during the fourth quarter.
•During 2023, gains on the sale of renewable energy tax equity investments of $3.43 million were recognized - $1.11 million during the first quarter and $2.32 million during the third quarter.
South Bend, IN — 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record net income of $124.93 million for 2023, an increase of 3.67% compared to $120.51 million earned in 2022. Fourth quarter net income was $28.43 million, a decrease of 8.49% compared to $31.07 million earned in the fourth quarter of 2022 after losses due to repositioning the Company’s investment securities portfolio and a contribution to the 1st Source Foundation. Diluted net income per common share for the year was a record $5.03, up 3.93% from the $4.84 earned a year earlier. Diluted net income per common share for the fourth quarter was $1.15, down 8.00% from the $1.25 earned in the fourth quarter of the previous year.
At its January 2024 meeting, the Board of Directors approved a cash dividend of $0.34 per common share, up 6.25% from the $0.32 per common share declared a year ago. The cash dividend is payable to shareholders of record on February 5, 2024 and will be paid on February 15, 2024.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased to announce record net income for the third year in a row and we reached our 36th consecutive year of dividend growth. We were able to grow average loans and leases by $637.16 million or 11.45% from 2022. Our tax-equivalent net interest margin expanded during 2023 to 3.51% from 3.45% in 2022. During the fourth quarter, we also experienced margin expansion of six basis points after experiencing slight compression during the third quarter. New loans at higher rates, variable rate loan repricing and management of deposit rates contributed to the improvement. Our credit quality remained very strong as we had net recoveries to average loans and leases of 0.04% in 2023 compared to net charge-offs to average loans and leases of only 0.03% in 2022. I am extremely proud my colleagues were able to achieve such positive results during the unique challenges of 2023.
“In addition, we were most pleased to learn that 1st Source Bank received the Gold Level Award in the Community Lender category from the U.S. Small Business Administration (SBA) for the 11th consecutive year. The award, which focused on community banks headquartered in Indiana with less than $10 billion in assets, recognizes 1st Source Bank for delivering the greatest number of SBA loans in the State of Indiana in 2023. Since the inception of the award, it has been an honor to see the great work done by our SBA team and it is a testament to 1st Source Bank’s commitment to serving local small businesses in all our markets.
“In alignment with that commitment and our strategic initiative to grow 1st Source’s commercial banking footprint, we opened a loan production office in Lake County, Indiana in early January 2024. It is currently open by appointment only and serves the community with small business loans and other commercial credit needs. We are thrilled to expand into Lake County to help businesses in the area grow. Also, in line with our growth initiative, we have been moving forward with our efforts in Indianapolis. We opened a loan production office in the second quarter of 2023, and we have been continuing to build our presence in this market.
“Finally, in an ongoing effort to help our clients and to continue investment in our traditional markets, we are happy to announce that our new Niles Banking Center located at 1401 S. 11th St. in Niles, Michigan is now open to serve our clients. Recognizing the need for a new space as well as a drive-thru in Niles, the location opened successfully on December 21, 2023, and we are welcoming clients to come and experience enhanced levels of convenience and service,” Mr. Murphy concluded.
FULL YEAR AND FOURTH QUARTER 2023 FINANCIAL RESULTS
Loans
Annual average loans and leases of $6.20 billion increased $637.16 million, up 11.45% loans from the full year 2022. Quarterly average loans and leases of $6.39 billion increased $547.27 million, up 9.37% loans in the fourth quarter of 2023 from the year ago quarter and have increased $141.98 million, up 2.27% from the third quarter. Strong growth primarily within our Auto and Light Truck and Construction Equipment portfolios and selective growth in our Commercial Real Estate portfolio drove total average loans and leases higher during the year.

Deposits
Annual average deposits for 2023 were $6.96 billion, an increase of $245.87 million, up 3.66% from 2022. Quarterly average deposits of $7.07 billion grew $310.20 million, up 4.59% for the quarter ended December 31, 2023 compared to the year ago quarter and have increased $118.56 million, up 1.71% compared to the third quarter. Deposit growth over the last year came from increased time deposits, public funds, and brokered deposits. The deposit mix change from 2022 continued through 2023 with clients moving their funds from non-maturity accounts to higher yielding certificates of deposit and money market accounts due to the interest rate environment.
Net Interest Income and Net Interest Margin
For the twelve months of 2023, tax-equivalent net interest income was $279.39 million, an increase of $15.29 million, up 5.79% compared to the full year 2022. Fourth quarter 2023 tax-equivalent net interest income of $71.50 million decreased $0.17 million, down 0.24% from the fourth quarter a year ago and increased $2.09 million, or 3.01% from the third quarter.
Net interest margin for the year ending December 31, 2023 was 3.50%, an increase of six basis points from the 3.44% for the year ending December 31, 2022. Net interest margin on a tax-equivalent basis for the year ending December 31, 2023 was 3.51%, an increase of six basis points from the 3.45% for the year ending December 31, 2022. Net interest recoveries positively contributed two basis points to the tax-equivalent net interest margin compared to a positive three basis point impact during 2022.
Fourth quarter 2023 net interest margin was 3.51%, a decrease of 17 basis points from the 3.68% for the same period in 2022 and an increase of six basis points from the prior quarter. Fourth quarter 2023 net interest margin on a fully tax-equivalent basis was 3.51%, a decrease of 18 basis points from the 3.69% for the same period in 2022 and an increase of five basis points from the 3.46% in the prior quarter. Net interest recoveries had a positive four basis point impact on the fourth quarter net interest margin compared to a one basis point impact during the fourth quarter of 2022.
Noninterest Income
Noninterest income for the twelve months ended December 31, 2023 was $90.62 million, down $0.64 million or 0.70% compared to the twelve months ended December 31, 2022. Fourth quarter 2023 noninterest income of $20.08 million decreased $3.20 million, or 13.76% from the fourth quarter a year ago and decreased $4.38 million or 17.91% from the third quarter.
Noninterest income during the twelve months ended December 31, 2023 was lower compared to a year ago mainly from lower equipment rental income due to a decrease in the size of the equipment rental portfolio as demand for operating leases continues to decline. Also contributing to lower income was realized losses of $2.88 million from repositioning the available-for-sale investment securities portfolio during the fourth quarter. Noninterest income in 2023 was also impacted by reduced mortgage banking origination volumes resulting in lower income from loans sold into the secondary market. These decreases were offset by partnership investment gains on sale of renewable energy tax equity investments of $3.43 million, a rise in interest rate swap fees, and higher deposit account fees.

The decrease in noninterest income from the third quarter was mainly due to the losses on the sale of available-for-sale securities of $2.88 million as explained above and lower partnership investment gains mainly from the sale of renewable energy tax equity investments of $2.32 million during the third quarter. These were offset by increased trust and wealth advisory income primarily from the positive market performance during the quarter.
Noninterest Expense
Noninterest expense for the twelve months ended December 31, 2023 was $201.72 million, an increase of $17.03 million, or 9.22% compared to the same period a year ago. Fourth quarter 2023 noninterest expense of $52.97 million rose $4.60 million, or 9.50% from the fourth quarter a year ago and increased $2.81 million or 5.59% from the prior quarter.
The increase in noninterest expense for 2023 from 2022 was primarily due to higher base salaries as a result of normal merit increases, the impact of wage inflation and an increase in the number of employees filling prior open positions, lower turn-over and a rise in group insurance claims. There was also increased software maintenance costs related to technology projects, higher FDIC insurance premiums due to a two basis point increase in assessment rates during the first quarter of 2023, an increase in the provision for unfunded loan commitments and a $1 million charitable contribution. These increases were offset by lower leased equipment depreciation and a decrease in professional consulting fees.
The increase in noninterest expense from the third quarter was mainly due to the earlier mentioned $1 million charitable contribution, higher legal fees and increased computer equipment replacement expense. These increases were offset by a lower provision for unfunded loan commitments and reduced leased equipment depreciation.
Credit
The allowance for loan and lease losses as of December 31, 2023 was 2.26% of total loans and leases compared to 2.27% at September 30, 2023 and 2.32% at December 31, 2022.
Net recoveries that have been recorded for the full year of 2023 were $2.42 million compared to net charge-offs of $1.47 million in 2022. This resulted in net recoveries to average loans and leases of 0.04% for 2023 compared to a net charge off ratio of 0.03% for 2022. Net recoveries in the fourth quarter of 2023 were $1.57 million compared with net charge-offs of $1.81 million in the same quarter a year ago and $0.33 million of net charge-offs in the previous quarter.
The provision for credit losses was $5.87 million for the twelve months ended December 31, 2023 and included $1.91 million for the fourth quarter of 2023, a decrease of $7.38 million and $3.43 million, respectively, compared with the same periods in 2022. The decrease in the provision expense was mainly due to net recoveries. The ratio of nonperforming assets to loans and leases was 0.37% as of December 31, 2023, compared to 0.27% on September 30, 2023 and 0.45% on December 31, 2022.

Capital
As of December 31, 2023, the common equity-to-assets ratio was 11.34%, compared to 10.84% at September 30, 2023 and 10.36% a year ago. The tangible common equity-to-tangible assets ratio was 10.48% at December 31, 2023 compared to 9.96% at September 30, 2023 and 9.45% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 13.22% at December 31, 2023 compared to 13.31% at September 30, 2023 and 13.19% a year ago.
During 2023, 310,522 shares were repurchased for treasury reducing common shareholders’ equity by $12.47 million. No shares were repurchased during the fourth quarter 2023.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 78 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 10 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2023 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
AVERAGE BALANCES
Assets	$8,553,500	$8,417,391	$8,171,095	$8,414,797	$8,073,111
Earning assets	8,071,861	7,963,537	7,707,769	7,956,604	7,661,168
Investments	1,596,602	1,645,906	1,795,200	1,676,650	1,845,351
Loans and leases	6,387,858	6,245,883	5,840,593	6,203,857	5,566,701
Deposits	7,068,668	6,950,105	6,758,465	6,957,244	6,711,376
Interest bearing liabilities	5,678,546	5,566,874	5,086,446	5,522,793	5,002,168
Common shareholders’ equity	949,939	940,544	846,449	926,935	872,721
Total equity	1,013,114	999,552	906,613	987,196	929,321
INCOME STATEMENT DATA
Net interest income	$71,330	$69,236	$71,455	$278,647	$263,469
Net interest income - FTE(1)	71,496	69,406	71,670	279,388	264,097
Provision for credit losses	1,911	859	5,342	5,866	13,245
Noninterest income	20,076	24,455	23,280	90,623	91,262
Noninterest expense	52,972	50,166	48,377	201,724	184,699
Net income	28,417	32,939	31,056	124,934	120,532
Net income available to common shareholders	28,429	32,939	31,068	124,927	120,509
PER SHARE DATA
Basic net income per common share	$1.15	$1.32	$1.25	$5.03	$4.84
Diluted net income per common share	1.15	1.32	1.25	5.03	4.84
Common cash dividends declared	0.34	0.32	0.32	1.30	1.26
Book value per common share(2)	40.50	37.83	35.04	40.50	35.04
Tangible book value per common share(1)	37.06	34.40	31.63	37.06	31.63
Market value - High	56.59	49.36	59.94	56.59	59.94
Market value - Low	41.30	40.96	46.40	38.77	42.29
Basic weighted average common shares outstanding	24,430,477	24,660,508	24,658,294	24,615,546	24,687,324
Diluted weighted average common shares outstanding	24,430,477	24,660,508	24,658,294	24,615,546	24,687,324
KEY RATIOS
Return on average assets	1.32%	1.55%	1.51%	1.48%	1.49%
Return on average common shareholders’ equity	11.87	13.89	14.56	13.48	13.81
Average common shareholders’ equity to average assets	11.11	11.17	10.36	11.02	10.81
End of period tangible common equity to tangible assets(1)	10.48	9.96	9.45	10.48	9.45
Risk-based capital - Common Equity Tier 1(3)	13.22	13.31	13.19	13.22	13.19
Risk-based capital - Tier 1(3)	14.99	14.86	14.84	14.99	14.84
Risk-based capital - Total(3)	16.25	16.12	16.10	16.25	16.10
Net interest margin	3.51	3.45	3.68	3.50	3.44
Net interest margin - FTE(1)	3.51	3.46	3.69	3.51	3.45
Efficiency ratio: expense to revenue	57.95	53.54	51.07	54.63	52.07
Efficiency ratio: expense to revenue - adjusted(1)	56.40	54.24	51.05	54.21	51.13
Net (recoveries) charge offs to average loans and leases	(0.10)	0.02	0.12	(0.04)	0.03
Loan and lease loss allowance to loans and leases	2.26	2.27	2.32	2.26	2.32
Nonperforming assets to loans and leases	0.37	0.27	0.45	0.37	0.45

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
END OF PERIOD BALANCES
Assets	$8,727,958	$8,525,058	$8,414,818	$8,329,803	$8,339,416
Loans and leases	6,518,505	6,353,648	6,215,343	6,116,716	6,011,162
Deposits	7,038,581	6,967,492	6,976,518	6,801,464	6,928,265
Allowance for loan and lease losses	147,552	144,074	143,542	142,511	139,268
Goodwill and intangible assets	83,916	83,921	83,897	83,901	83,907
Common shareholders’ equity	989,568	924,250	921,020	909,159	864,068
Total equity	1,068,263	982,997	980,087	968,444	923,766
ASSET QUALITY
Loans and leases past due 90 days or more	$149	$154	$56	$24	$54
Nonaccrual loans and leases	23,381	16,617	20,481	18,062	26,420
Other real estate	—	117	193	117	104
Repossessions	705	233	47	445	327
Equipment owned under operating leases	—	—	—	—	22
Total nonperforming assets	$24,235	$17,121	$20,777	$18,648	$26,927
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated as the sum of available-for-sale securities and loan and leases that mature in over 5 years as a percent of total assets.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31,	September 30,	June 30,	December 31,
	2023	2023	2023	2022
ASSETS
Cash and due from banks	$77,474	$75,729	$86,742	$84,703
Federal funds sold and interest bearing deposits with other banks	52,194	35,406	25,933	38,094
Investment securities available-for-sale	1,622,600	1,605,242	1,661,405	1,775,128
Other investments	25,075	25,075	25,320	25,293
Mortgages held for sale	1,442	3,118	2,321	3,914
Loans and leases, net of unearned discount:
Commercial and agricultural	766,223	763,051	797,188	812,031
Renewable energy	399,708	364,949	376,905	381,163
Auto and light truck	966,912	901,484	901,054	808,117
Medium and heavy duty truck	311,947	323,202	319,634	313,862
Aircraft	1,078,172	1,079,581	1,060,340	1,077,722
Construction equipment	1,084,752	1,062,097	1,012,969	938,503
Commercial real estate	1,129,861	1,088,199	985,323	943,745
Residential real estate and home equity	637,973	627,515	617,495	584,737
Consumer	142,957	143,570	144,435	151,282
Total loans and leases	6,518,505	6,353,648	6,215,343	6,011,162
Allowance for loan and lease losses	(147,552)	(144,074)	(143,542)	(139,268)
Net loans and leases	6,370,953	6,209,574	6,071,801	5,871,894
Equipment owned under operating leases, net	20,366	24,096	26,582	31,700
Net premises and equipment	46,159	43,951	44,089	44,773
Goodwill and intangible assets	83,916	83,921	83,897	83,907
Accrued income and other assets	427,779	418,946	386,728	380,010
Total assets	$8,727,958	$8,525,058	$8,414,818	$8,339,416

LIABILITIES
Deposits:
Noninterest bearing demand	$1,655,728	$1,680,725	$1,721,947	$1,998,151
Interest-bearing deposits:
Interest-bearing demand	2,430,833	2,416,864	2,528,231	2,591,464
Savings	1,213,334	1,180,837	1,163,166	1,198,191
Time	1,738,686	1,689,066	1,563,174	1,140,459
Total interest-bearing deposits	5,382,853	5,286,767	5,254,571	4,930,114
Total deposits	7,038,581	6,967,492	6,976,518	6,928,265
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	55,809	48,335	69,308	141,432
Other short-term borrowings	256,550	223,757	118,377	74,097
Total short-term borrowings	312,359	272,092	187,685	215,529
Long-term debt and mandatorily redeemable securities	47,911	46,533	46,649	46,555
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	202,080	197,180	165,115	166,537
Total liabilities	7,659,695	7,542,061	7,434,731	7,415,650

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at December 31, 2023, September 30, 2023, June 30, 2023, and December 31, 2022, respectively	436,538	436,538	436,538	436,538
Retained earnings	789,842	769,603	744,442	694,862
Cost of common stock in treasury (3,771,070, 3,776,591, 3,523,113, and 3,543,388 shares at December 31, 2023, September 30, 2023, June 30, 2023, and December 31, 2022, respectively)	(130,489)	(130,579)	(120,410)	(119,642)
Accumulated other comprehensive loss	(106,323)	(151,312)	(139,550)	(147,690)
Total shareholders’ equity	989,568	924,250	921,020	864,068
Noncontrolling interests	78,695	58,747	59,067	59,698
Total equity	1,068,263	982,997	980,087	923,766
Total liabilities and equity	$8,727,958	$8,525,058	$8,414,818	$8,339,416

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Interest income:
Loans and leases	$107,103	$100,206	$79,244	$387,298	$263,894
Investment securities, taxable	5,989	5,918	6,970	24,501	26,294
Investment securities, tax-exempt	314	319	419	1,445	1,049
Other	1,165	883	627	3,663	2,579
Total interest income	114,571	107,326	87,260	416,907	293,816
Interest expense:
Deposits	38,624	34,405	12,746	123,162	25,231
Short-term borrowings	1,878	2,136	1,070	7,032	1,497
Subordinated notes	1,066	1,060	972	4,174	3,550
Long-term debt and mandatorily redeemable securities	1,673	489	1,017	3,892	69
Total interest expense	43,241	38,090	15,805	138,260	30,347
Net interest income	71,330	69,236	71,455	278,647	263,469
Provision for credit losses	1,911	859	5,342	5,866	13,245
Net interest income after provision for credit losses	69,419	68,377	66,113	272,781	250,224
Noninterest income:
Trust and wealth advisory	5,912	5,648	5,608	23,706	23,107
Service charges on deposit accounts	3,331	3,297	3,172	12,749	12,146
Debit card	4,395	4,377	4,669	17,980	18,052
Mortgage banking	772	971	819	3,471	4,122
Insurance commissions	1,527	1,714	1,535	6,911	6,703
Equipment rental	1,907	2,101	2,556	8,837	12,274
Losses on investment securities available-for-sale	(2,882)	—	(184)	(2,926)	(184)
Other	5,114	6,347	5,105	19,895	15,042
Total noninterest income	20,076	24,455	23,280	90,623	91,262
Noninterest expense:
Salaries and employee benefits	29,913	28,866	27,695	115,612	105,110
Net occupancy	2,925	2,867	2,811	11,090	10,728
Furniture and equipment	1,715	1,217	1,397	5,653	5,448
Data processing	6,341	6,289	5,963	25,055	22,375
Depreciation — leased equipment	1,523	1,672	2,111	7,093	10,023
Professional fees	2,556	1,763	2,039	6,705	7,280
FDIC and other insurance	1,624	1,598	943	5,926	3,625
Business development and marketing	2,335	1,201	1,471	7,157	5,823
Other	4,040	4,693	3,947	17,433	14,287
Total noninterest expense	52,972	50,166	48,377	201,724	184,699
Income before income taxes	36,523	42,666	41,016	161,680	156,787
Income tax expense	8,106	9,727	9,960	36,746	36,255
Net income	28,417	32,939	31,056	124,934	120,532
Net loss (income) attributable to noncontrolling interests	12	—	12	(7)	(23)
Net income available to common shareholders	$28,429	$32,939	$31,068	$124,927	$120,509
Per common share:
Basic net income per common share	$1.15	$1.32	$1.25	$5.03	$4.84
Diluted net income per common share	$1.15	$1.32	$1.25	$5.03	$4.84
Cash dividends	$0.34	$0.32	$0.32	$1.30	$1.26
Basic weighted average common shares outstanding	24,430,477	24,660,508	24,658,294	24,615,546	24,687,324
Diluted weighted average common shares outstanding	24,430,477	24,660,508	24,658,294	24,615,546	24,687,324

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,559,351	$5,989	1.52%	$1,605,912	$5,918	1.46%	$1,742,567	$6,970	1.59%
Tax-exempt(1)	37,251	392	4.17%	39,994	397	3.94%	52,633	525	3.96%
Mortgages held for sale	2,010	41	8.09%	3,169	54	6.76%	2,834	40	5.60%
Loans and leases, net of unearned discount(1)	6,387,858	107,150	6.65%	6,245,883	100,244	6.37%	5,840,593	79,313	5.39%
Other investments	85,391	1,165	5.41%	68,579	883	5.11%	69,142	627	3.60%
Total earning assets(1)	8,071,861	114,737	5.64%	7,963,537	107,496	5.36%	7,707,769	87,475	4.50%
Cash and due from banks	70,352			68,640			76,843
Allowance for loan and lease losses	(146,076)			(145,197)			(137,350)
Other assets	557,363			530,411			523,833
Total assets	$8,553,500			$8,417,391			$8,171,095

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,383,925	$38,624	2.85%	$5,247,332	$34,405	2.60%	$4,718,303	$12,746	1.07%
Short-term borrowings:
Securties sold under agreements to repurchase	52,278	29	0.22%	60,736	35	0.23%	137,248	18	0.05%
Other short-term borrowings	136,814	1,849	5.36%	153,523	2,101	5.43%	125,078	1,052	3.34%
Subordinated notes	58,764	1,066	7.20%	58,764	1,060	7.16%	58,764	972	6.56%
Long-term debt and mandatorily redeemable securities	46,765	1,673	14.19%	46,519	489	4.17%	47,053	1,017	8.58%
Total interest-bearing liabilities	5,678,546	43,241	3.02%	5,566,874	38,090	2.71%	5,086,446	15,805	1.23%
Noninterest-bearing deposits	1,684,743			1,702,773			2,040,162
Other liabilities	177,097			148,192			137,874
Shareholders’ equity	949,939			940,544			846,449
Noncontrolling interests	63,175			59,008			60,164
Total liabilities and equity	$8,553,500			$8,417,391			$8,171,095
Less: Fully tax-equivalent adjustments		(166)			(170)			(215)
Net interest income/margin (GAAP-derived)(1)		$71,330	3.51%		$69,236	3.45%		$71,455	3.68%
Fully tax-equivalent adjustments		166			170			215
Net interest income/margin - FTE(1)		$71,496	3.51%		$69,406	3.46%		$71,670	3.69%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,632,567	$24,501	1.50%	$1,805,041	$26,294	1.46%
Tax-exempt(1)	44,083	1,805	4.09%	40,310	1,311	3.25%
Mortgages held for sale	2,368	155	6.55%	5,178	217	4.19%
Loans and leases, net of unearned discount(1)	6,203,857	387,524	6.25%	5,566,701	264,043	4.74%
Other investments	73,729	3,663	4.97%	243,938	2,579	1.06%
Total earning assets(1)	7,956,604	417,648	5.25%	7,661,168	294,444	3.84%
Cash and due from banks	70,304			75,836
Allowance for loan and lease losses	(144,183)			(133,028)
Other assets	532,072			469,135
Total assets	$8,414,797			$8,073,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,204,095	$123,162	2.37%	$4,673,494	$25,231	0.54%
Short-term borrowings:
Securities sold under agreements to repurchase	78,928	136	0.17%	166,254	85	0.05%
Other short-term borrowings	134,683	6,896	5.12%	48,716	1,412	2.90%
Subordinated notes	58,764	4,174	7.10%	58,764	3,550	6.04%
Long-term debt and mandatorily redeemable securities	46,323	3,892	8.40%	54,940	69	0.13%
Total interest-bearing liabilities	5,522,793	138,260	2.50%	5,002,168	30,347	0.61%
Noninterest-bearing deposits	1,753,149			2,037,882
Other liabilities	151,659			103,740
Shareholders’ equity	926,935			872,721
Noncontrolling interests	60,261			56,600
Total liabilities and equity	$8,414,797			$8,073,111
Less: Fully tax-equivalent adjustments		(741)			(628)
Net interest income/margin (GAAP-derived)(1)		$278,647	3.50%		$263,469	3.44%
Fully tax-equivalent adjustments		741			628
Net interest income/margin - FTE(1)		$279,388	3.51%		$264,097	3.45%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2023	2023	2022	2023	2022
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$114,571	$107,326	$87,260	$416,907	$293,816
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	88	92	109	381	366
(C)	- Tax-exempt investment securities	78	78	106	360	262
(D)	Interest income - FTE (A+B+C)	114,737	107,496	87,475	417,648	294,444
(E)	Interest expense (GAAP)	43,241	38,090	15,805	138,260	30,347
(F)	Net interest income (GAAP) (A–E)	71,330	69,236	71,455	278,647	263,469
(G)	Net interest income - FTE (D–E)	71,496	69,406	71,670	279,388	264,097
(H)	Annualization factor	3.967	3.967	3.967	1.000	1.000
(I)	Total earning assets	$8,071,861	$7,963,637	$7,707,769	$7,956,604	$7,661,168
	Net interest margin (GAAP-derived) (F*H)/I	3.51%	3.45%	3.68%	3.50%	3.44%
	Net interest margin - FTE (G*H)/I	3.51%	3.46%	3.69%	3.51%	3.45%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$71,330	$69,236	$71,455	$278,647	$263,469
(G)	Net interest income - FTE	71,496	69,406	71,670	279,388	264,097
(J)	Plus: noninterest income (GAAP)	20,076	24,455	23,280	90,623	91,262
(K)	Less: gains/losses on investment securities and partnership investments	1,173	(2,779)	(2,216)	(3,875)	(3,714)
(L)	Less: depreciation - leased equipment	(1,523)	(1,672)	(2,111)	(7,093)	(10,023)
(M)	Total net revenue (GAAP) (F+J)	91,406	93,691	94,735	369,270	354,731
(N)	Total net revenue - adjusted (G+J–K–L)	91,222	89,410	90,623	359,043	341,622
(O)	Noninterest expense (GAAP)	52,972	50,166	48,377	201,724	184,699
(L)	Less: depreciation - leased equipment	(1,523)	(1,672)	(2,111)	(7,093)	(10,023)
(P)	Noninterest expense - adjusted (O–L)	51,449	48,494	46,266	194,631	174,676
	Efficiency ratio (GAAP-derived) (O/M)	57.95%	53.54%	51.07%	54.63%	52.07%
	Efficiency ratio - adjusted (P/N)	56.40%	54.24%	51.05%	54.21%	51.13%

		End of Period
		December 31,	September 30,	December 31,
		2023	2023	2022
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$989,568	$924,250	$864,068
(R)	Less: goodwill and intangible assets	(83,916)	(83,921)	(83,907)
(S)	Total tangible common shareholders’ equity (Q–R)	$905,652	$840,329	$780,161
(T)	Total assets (GAAP)	8,727,958	8,525,058	8,339,416
(R)	Less: goodwill and intangible assets	(83,916)	(83,921)	(83,907)
(U)	Total tangible assets (T–R)	$8,644,042	$8,441,137	$8,255,509
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	11.34%	10.84%	10.36%
	Tangible common equity-to-tangible assets ratio (S/U)	10.48%	9.96%	9.45%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$989,568	$924,250	$864,068
(V)	Actual common shares outstanding	24,434,604	24,429,083	24,662,286
	Book value per common share (GAAP-derived) (Q/V)*1000	$40.50	$37.83	$35.04
	Tangible common book value per share (S/V)*1000	$37.06	$34.40	$31.63
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